UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 10, 2008

PERFORMANCE HEALTH TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52647	841474432
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

427 Riverview Plaza, Trenton, NJ	08611
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code:      (609) 656-0800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 10, 2008, Roger G. Harrison, PhD, 60, was appointed President of Performance Health Technologies, Inc. (the “Company”).  Dr. Harrison has been serving as a director of the Company since January 16, 2005 and as its Chairman of the Board since March 7, 2006.  Dr. Harrison has over 30 years of experience in the pharmaceutical industry. He received a PhD in Organic Chemistry from the University of Leeds, in England in 1971, and then conducted postdoctoral research at the University of Zurich in Switzerland. He joined Eli Lilly and Company in the United Kingdom in 1972 as a medicinal research scientist, subsequently transitioning into management, where he became responsible for research, product development, and regulatory affairs. In 1984 he moved to the headquarters of Lilly in Indianapolis, and remained with Lilly until early 2001. Dr. Harrison became Chief Executive Officer and President, and member of the board, of Antares Pharma, Inc., a publicly traded specialty pharmaceutical company in March 2001, and led Antares Pharma through development of successful partnering programs and fund raising before leaving in September 2004. From January 2005 to the present, Dr. Harrison has been a Senior Consultant with Plexus Ventures, LLC. Plexus Ventures are an international consulting group with offices in Japan, Europe, and the United States. He supports their business development and life sciences consulting practice. Dr. Harrison has also been the Chairman of the board of Advanced Respiratory Technologies, a private company, since February 2005. He has numerous publications and patents in diverse fields and has co-authored four books. He is recognized as knowledgeable in most areas of pharmaceutical research, product development, regulatory affairs, and development of medical devices.

On June 10, 2008, Timothy F. Parshall, 49, was appointed Executive Vice President for Corporate Development of the Company.  Mr. Parshall has been serving as a director of the Company since September 20, 2006.  Mr. Parshall has been a principle of Pivotal Strategies LLC, a marketing services company providing strategic marketing advice for small to mid-sized healthcare organizations, since July 2006. Mr. Parshall was the Director of Corporate Marketing and Planning at Guidant Corporation from April 2003 to June 2006, prior to it being acquired by Boston Scientific. Prior to Guidant, Mr. Parshall spent 13 years at Eli Lilly & Company in sales and marketing. Mr. Parshall also worked in Business Development where he was responsible for a number of successful licensing transactions. Mr. Parshall holds a Bachelors degree in Pharmacy from the University of Sydney, and a Master of Business Administration from AGSM in the University of New South Wales, Australia.

Robert D. Prunetti will continue to serve as the Company’s Chief Executive Officer.  Mr. Prunetti has been serving as Chief Executive Officer since February 21, 2006 and as a director of the Company since January 19, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date: June 12, 2008	PERFORMANCE HEALTH TECHNOLOGIES, INC.
(Registrant)

By:
Robert D. Prunetti
Chief Executive Officer

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